Exhibit 99.1

PayPal Announces Expiration and Results of Debt Tender Offer

SAN JOSE, Calif., May 20, 2022 – PayPal Holdings, Inc. (NASDAQ: PYPL) today announced the expiration and results of its previously announced offer to purchase for cash any and all of the company’s outstanding notes listed in the table below (collectively, the “Notes”). Each reference to an “Offer” herein refers to the applicable offer to purchase for cash the 2.200% Senior Notes due September 2022 (the “2022 Notes”) or the 1.350% Senior Notes due June 2023 (the “2023 Notes”), as applicable.

The Offer was made upon the terms and subject to the conditions set forth in the offer to purchase, dated May 16, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The Offer expired at 5:00 p.m., New York City time, on May 20, 2022 (the “Expiration Time”). The Settlement Date is expected to be May 23, 2022, which is the first business day after the Expiration Time. The Guaranteed Delivery Time is expected to be 5:00 p.m., New York City time, on May 24, 2022, which is the second business day after the Expiration Time.

According to information provided by D.F. King, the information agent and tender agent (the “Information Agent and Tender Agent”) in connection with the Offer, $1,126,761,000 combined aggregate principal amount of the Notes were validly tendered at or prior to the Expiration Date and not validly withdrawn. In addition, $4,409,000 were tendered pursuant to the guaranteed delivery procedures and remain subject to the Holders’ performance of the delivery requirements under such procedures. The table below provides the aggregate principal amount of each of the 2022 Notes and 2023 Notes validly tendered and not validly withdrawn prior to the Expiration Date.

Title of Notes	CUSIP Number/ISIN	Principal Amount Outstanding	Principal Amount Tendered(1)	Tender Offer Consideration(2)
2.200% Senior Notes due September 2022	CUSIP: 70450YAB9 ISIN: US70450YAB92	$1,000,000,000	$545,333,000	$1,002.65
1.350% Senior Notes due June 2023	CUSIP: 70450YAF0 ISIN: US70450YAF07	$1,000,000,000	$581,428,000	$990.06

(1)

The principal amounts tendered as reflected in the table above exclude the following aggregate principal amount of the Notes that may be validly tendered pursuant to guaranteed delivery procedures and accepted for purchase pursuant to the Offer: (i) $416,000 aggregate principal amount of the 2022 Notes and (ii) $3,993,000 aggregate principal amount of the 2023 Notes.

(2)

Per $1,000 principal amount of Notes validly tendered at or prior to the Expiration Time or the Guaranteed Delivery Date pursuant to the guaranteed delivery procedures and not validly withdrawn and accepted for purchase (and subject to the applicable authorized denomination), calculated on the basis of the bid-side price of the U.S. Treasury Reference Security as of 2:00 pm New York City time on May 20, 2022. Does not include Accrued Interest (as defined below).

Details of the Offer

We expect to accept, on the applicable Settlement Date or Guaranteed Delivery Time (as applicable), all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date, including Notes delivered in accordance with the guaranteed delivery procedures. Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tendered Notes at or prior to the Expiration Time (as defined below) (and did not validly withdraw such Notes at or prior to the Withdrawal Time (as defined below)) or (ii) delivered a properly completed and duly executed Notice of Guaranteed Delivery (or complied with ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the Expiration Time and validly tendered their Notes at or prior to the Guaranteed Delivery Time pursuant to the guaranteed delivery procedures, and, in each case, whose Notes are accepted for purchase by us, will receive the applicable Tender Offer Consideration specified above for each $1,000 principal amount of Notes, which will be payable in cash.

In addition to the applicable Tender Offer Consideration, Holders whose Notes are accepted for purchase by us will be paid applicable accrued and unpaid interest on such Notes from the last interest payment date of the Notes to, but not including, the Settlement Date (“Accrued Interest”). Interest on the Notes will cease to accrue on the Settlement Date for all Notes accepted in the Offer, including those tendered through the guaranteed delivery procedures.

The Offer is subject to certain conditions, including, among other things, the Financing Condition (as defined in the Offer to Purchase), and certain customary conditions. Subject to applicable law and limitations described in the Offer to Purchase, we may waive any of the conditions in our sole discretion.

We intend to issue a redemption notice for any remaining outstanding 2022 Notes that have not been validly tendered and accepted for payment in the Offer at the “make-whole” redemption price set forth in the terms and conditions of the 2022 Notes. In the case of the 2023 Notes, we do not presently intend, but reserve the right, to acquire any 2023 Notes that are not purchased pursuant to the Offer through the optional redemption provisions of the 2023 Notes or otherwise. This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption for any Notes.

We retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as the Dealer Manager in connection with the Offer (the “Dealer Manager”). Questions regarding terms and conditions of the Offer should be directed to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Liability Management Group or at (212) 761-1057 (collect) or (800) 624-1808 (toll free).

D.F. King was appointed as Information Agent and Tender Agent in connection with the Offer. Questions or requests for assistance in connection with the Offer, or for additional copies of the Tender Offer Documents, may be directed to the Information Agent and Tender Agent at (212) 269-5550 for banks and brokers or (866) 207-3648 for holders (toll free), or via e-mail at PayPal@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. All documentation relating to the Offer to Purchase, together with any updates, are available via the Offer Website: www.dfking.com/PayPal.

We reserve the right, in our sole discretion, not to extend, re-open, withdraw or terminate the Offer and to amend or waive any of the terms and conditions of the Offer in any manner, subject to applicable laws and regulations.

Holders are advised to read carefully the Offer to Purchase for full details of and information on the procedures for participating in the Offer.

All documentation relating to the Offer, including the Offer to Purchase, together with any updates, are available from the Information Agent and Tender Agent, the contact details for whom are set out below. Holders are urged to contact the Information Agent and Tender Agent for the relevant announcements relating to the Offer.

General

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes or any other securities of the Company or any of its subsidiaries. The Offer was made solely pursuant to the Offer to Purchase. The Offer was not made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to have been made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offer may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The distribution of this announcement and the Offer to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offer to Purchase comes are required by us, the Dealer Manager, the Information Agent and Tender Agent to inform themselves about, and to observe, any such restrictions.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, as applicable, constitutes a solicitation for acceptance of the Offer or a notice of redemption under the Indenture governing the Notes. The distribution of this announcement in certain jurisdictions may be restricted by law. We are not aware of any jurisdiction where the making of the Offer was not in compliance with applicable law. If we become aware of any such jurisdiction, we will make a good faith effort to comply with applicable law or seek to have such law declared inapplicable to the Offer. If, after such good faith effort, we cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) Holders residing in such jurisdiction. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Manager or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Manager or such affiliate (as the case may be) on behalf of the Company in such jurisdiction.

Each of the Company, the Dealer Manager, the Information Agent and Tender Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes pursuant to the Offer, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

About PayPal

PayPal has remained at the forefront of the digital payment revolution for more than 20 years. By leveraging technology to make financial services and commerce more convenient, affordable, and secure, the PayPal platform is empowering 429 million consumers and merchants in more than 200 markets to join and thrive in the global economy.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of applicable securities laws, including statements related to the anticipated terms of the offering, the anticipated closing of the offering, the expected use of proceeds of the notes and other statements that are not historical fact. These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast” and other similar expressions. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, actual results could differ materially from those predicted or implied by forward-looking statements. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements, except as required by law.

Investor Relations Contacts

Gabrielle Rabinovitch

grabinovitch@paypal.com

Ryan Wallace

ryanwallace@paypal.com

Media Relations Contacts

Josh Criscoe

jcriscoe@paypal.com

Taylor Watson

taywatson@paypal.com